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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-3, of our report dated March 19, 2001, appearing in the Current Report on Form 8-K of El Paso Corporation dated March 23, 2001, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas
April 27, 2001